Exhibit 99.1

World Fuel Services Corporation Reports Record Results for the Second Quarter of 2008

Marine and Aviation Segments Deliver Record Gross Profit

MIAMI--(BUSINESS WIRE)--World Fuel Services Corporation (NYSE:INT), a global leader in the marketing and sale of marine, aviation and land fuel products and related services, today reported second quarter GAAP net income of $20.5 million, ($0.72 and $0.71 per share on a basic and diluted basis, respectively), compared to $17.0 million ($0.61 and $0.58 per share on a basic and diluted basis, respectively), in the second quarter of 2007. Non-GAAP net income for the second quarter, which excludes share-based compensation and amortization of acquired intangible assets, was $22.8 million ($0.79 and $0.78 per share on a basic and diluted basis, respectively), compared to $18.7 million, ($0.67 and $0.64 per share on a basic and diluted basis, respectively), in the second quarter of 2007. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

The company’s aviation segment generated record gross profit of $45.2 million, an increase of 29% from the prior quarter and an increase of 47% year-over-year. “During a quarter of significant market turmoil, our aviation segment delivered solid results. Our core aviation business as well as the recently acquired AVCARD business performed well despite a very difficult operating environment,” said Paul H. Stebbins, chairman and chief executive officer of World Fuel Services Corporation.

The company’s marine segment generated record gross profit of $44.4 million, an increase of 20% from the prior quarter and 76% year-over-year. “Our marine segment has now generated year-over-year increases in gross profit for fourteen out of the last fifteen quarters and again posted record results. In our land segment, we completed the Texor acquisition during the second quarter, which doubles our land volumes and significantly improves the financial profile of our land segment going forward,” stated Michael J. Kasbar, president and chief operating officer.

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and non-GAAP basic and diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because they are non-cash expenses that we do not believe are reflective of ongoing operating results. We believe that these non-GAAP financial measures allow for greater transparency in the review of our financial and operational performance and are useful for investors to evaluate our ongoing operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the management of growth, fluctuations in world oil prices or foreign currency, major changes in political, economic, regulatory, or environmental conditions, the loss of key customers, suppliers or key members of senior management, uninsured losses, competition, credit risk associated with accounts and notes receivable, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services Corporation is a global leader in the marketing and sale of marine, aviation and land fuel products and related services. World Fuel Services provides fuel and related services at more than 2,500 airports, seaports and tanker truck loading terminals in over 190 countries around the world. With 44 offices (including satellite offices) strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call (305) 428-8000 or visit http://www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenue	$5,651,118	$3,273,359	$10,142,604	$5,975,568
Cost of revenue	5,556,796	3,215,371	9,974,473	5,866,412

Gross profit	94,322	57,988	168,131	109,156

Operating expenses:
Compensation and employee benefits	35,380	21,843	64,878	44,528
Provision for bad debt	8,147	(313)	10,057	(700)
General and administrative	20,973	14,392	41,053	26,311

	64,500	35,922	115,988	70,139

Income from operations	29,822	22,066	52,143	39,017

Interest and other income, net	(2,744)	1,552	(4,968)	2,325

Income before income taxes	27,078	23,618	47,175	41,342
Provision for income taxes	6,502	6,506	10,704	9,345

	20,576	17,112	36,471	31,997
Minority interest in income of
consolidated subsidiaries	28	124	170	180

Net income	$20,548	$16,988	$36,301	$31,817

Basic earnings per share	$0.72	$0.61	$1.28	$1.14

Basic weighted average shares	28,551	28,061	28,420	28,028

Diluted earnings per share	$0.71	$0.58	$1.26	$1.09

Diluted weighted average shares	28,931	29,103	28,857	29,107

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)
	As of
	June 30,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$54,729	$36,151
Restricted cash		10,000
Short-term investments	8,100	8,100
Accounts receivable, net	1,858,732	1,370,656
Inventories	134,785	103,029
Short-term derivative instruments	179,168	86,531
Prepaid expenses and other current assets	85,590	50,841
Total current assets	2,321,104	1,665,308
PROPERTY AND EQUIPMENT, NET	37,917	36,870
OTHER ASSETS	217,631	95,868
	$2,576,652	$1,798,046
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term debt	$4,788	$53
Accounts payable	1,439,053	1,066,971
Short-term derivative instruments	172,477	88,302
Accrued expenses and other current liabilities	118,703	75,785
Total current liabilities	1,735,021	1,231,111
LONG-TERM LIABILITIES	301,332	83,058
SHAREHOLDERS' EQUITY	540,299	483,877
	$2,576,652	$1,798,046

World Fuel Services Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(UNAUDITED - IN THOUSANDS)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$20,548	$16,988	$36,301	$31,817
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debt	8,147	(313)	10,057	(700)
Depreciation and amortization	3,028	1,430	5,898	2,762
Deferred income tax benefit	(5,632)	(1,293)	(6,132)	(1,417)
Share-based payment compensation costs for employees and non-employee directors	2,212	1,828	3,885	3,657
Unrealized (gains) losses from derivatives and related hedged items, net	(2,140)	(296)	(3,552)	41
Other non-cash operating (credits) charges	(6)	(138)	230	(187)
Changes in assets and liabilities, net of acquisitions:
Assets:
Accounts receivable	(202,866)	(118,730)	(469,353)	(144,519)
Inventories	(14,274)	(21,305)	(29,395)	(10,148)
Short-term derivative instruments	(89,999)	3,004	(86,600)	(7,037)
Prepaid expenses and other current assets	(17,807)	(8,209)	(31,784)	(14,488)
Long-term derivative instruments	(14,175)	-	(14,093)	-
Non-current income tax receivable and other assets	(169)	(916)	(1,188)	(1,389)
Liabilities:
Accounts payable	97,038	155,021	358,862	166,138
Short-term derivative instruments	92,155	(2,980)	83,135	9,660
Customer deposits	22,192	12,600	30,945	20,829
Accrued expenses and other current liabilities	3,401	(783)	7,332	(14,014)
Long-term derivative instruments	14,527	-	14,527	-

Non-current income tax payable, deferred compensation, and other long-term liabilities	640	(1,181)	2,330	295
Total adjustments	(103,728)	17,739	(124,896)	9,483
Net cash (used in) provided by operating activities	(83,180)	34,727	(88,595)	41,300
Cash flows from investing activities:
Capital expenditures	(1,425)	(4,526)	(5,413)	(7,130)
Purchase of short-term investments	-	(5,002)	-	(20,060)
Proceeds from the sale of short-term investments	-	32,510	-	32,560
Acquisition of business, net of cash acquired	(93,366)	-	(93,366)	-
Net cash (used in) provided by investing activities	(94,791)	22,982	(98,779)	5,370
Cash flows from financing activities:
Dividends paid on common stock	(1,065)	(1,063)	(2,150)	(2,126)
Minority interest distribution	-	(426)	(147)	(426)
Borrowings under senior revolving credit facility	725,000	-	1,379,000	-
Repayments under senior revolving credit facility	(573,000)	-	(1,187,000)	-
Proceeds from exercise of stock options	1,094	197	1,847	626
Purchases of stock tendered by employees to satisfy the required withholding taxes related to share-based awards	(133)	(568)	(387)	(939)
Federal and state tax benefits resulting from tax deductions in excess of the compensation cost recognized for share-based awards	4,695	-	4,695	-
Restricted cash	-	-	10,000	(10,000)
Other	93	193	94	287
Net cash provided by (used in) financing activities	156,684	(1,667)	205,952	(12,578)
Net increase in cash and cash equivalents	(21,287)	56,042	18,578	34,092
Cash and cash equivalents, at beginning of period	76,016	154,545	36,151	176,495
Cash and cash equivalents, at end of period	$54,729	$210,587	$54,729	$210,587

WORLD FUEL SERVICES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Non-GAAP financial measures and reconciliation:

GAAP net income	$20,548	$16,988	$36,301	$31,817
Stock-based compensation expense, net of taxes	1,525	1,252	2,650	2,493
Intangible asset amortization expense, net of taxes	705	437	1,273	735
Non-GAAP net income	$22,778	$18,677	$40,224	$35,045

GAAP earnings per basic share	$0.72	$0.61	$1.28	$1.14
Stock-based compensation expense, net of taxes	0.05	0.04	0.09	0.09
Intangible asset amortization expense, net of taxes	0.02	0.02	0.04	0.03
Non-GAAP basic earnings per share	$0.79	$0.67	$1.41	$1.26

GAAP diluted earnings per share	$0.71	$0.58	$1.26	$1.09
Stock-based compensation expense, net of taxes	0.05	0.04	0.09	0.09
Intangible asset amortization expense, net of taxes	0.02	0.02	0.04	0.03
Non-GAAP diluted earnings per share	$0.78	$0.64	$1.39	$1.21

CONTACT:
World Fuel Services Corporation, Miami
Ira M. Birns, Executive Vice President &
Chief Financial Officer
or
Francis X. Shea, Executive Vice President &
Chief Risk and Administrative Officer
305-428-8000